UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2011

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 7, 2011, ULURU Inc., a Nevada corporation (“ULURU”), received a letter from NYSE Amex LLC (the “Exchange”) advising ULURU that it is not in compliance with a certain condition of the Exchange’s continued listing standards under Section 1003 of the Exchange’s Company Guide (the “Company Guide”).

In the letter to ULURU, the Exchange stated that it is concerned that ULURU’s common stock, as a result of its low selling price, may not be suitable for auction market trading.  Therefore, pursuant to Section 1003(f)(v) of the Company Guide, ULURU’s continued listing is predicated on it effecting a reverse stock split of its common stock by no later than June 7, 2011.  As a result of the foregoing, ULURU has become subject to the procedures and requirements of Section 1009 of the Company Guide.

ULURU intends to satisfy the Exchange’s continued listing standards by presenting a proposal and resolution to be approved by its shareholders, to effect a reverse stock split of ULURU’s common stock, at ULURU’s next annual meeting of shareholders to be held no later than June 1, 2011.

Item 8.01	Other Events

On March 11, 2011, ULURU issued a press release, attached as Exhibit 99.1 to this report, concerning the aforementioned letter received from the Exchange.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press release, dated March 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: March 11, 2011	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated March 11, 2011.